Exhibit 99.2

January 20, 2012

Dear US Gold Shareholders,

US Gold personnel are now working at full capacity and construction continues to remain on schedule for Phase 1 production.

Highlights include:

•    Pre-stripping continues at Samanegio open pit

•    Earthwork for new crushing plant continues

•    Heap leach pad expansion now underway

•    Haul road construction to Sargrado Corazon deposit is complete

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto ON M5J 2T3
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408

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UXG El Gallo Complex Development Photo Update January 20, 2012

Pre-stripping (background) and backfilling (foreground). 2

Pre-stripping (background) and backfilling (foreground). 3

New Atlas Copco production drill. 4

5 New Atlas Copco production drill.

6 Pre-stripping in Samanegio open pit.

7 Site being prepared for new 3,000 tonne per day crushing plant.

8 Site being prepared for heap leach pad expansion.

Haul road to the Sagrado Corazon deposit completed. 9

10 Haul road to the Sagrado Corazon deposit completed.

11 Painting existing buildings.

12 Painting of maintenance shop completed.

Bridge construction along the haul road between the El Gallo and Palmarito deposits. 13

Bridge construction along the haul road between the El Gallo and Palmarito deposits. 14

UXG For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258- -0395 Toll Free: (866) 441- -0690 Fax: (647) 258- -0408 Email: info@usgold.com